Exhibit 10.7

MNTN, INC.
2025 INCENTIVE AWARD PLAN

RESTRICTED STOCK UNIT AWARD GRANT NOTICE

MNTN, Inc., a Delaware corporation, (the “Company”), pursuant to its 2025 Incentive Award Plan, as may be amended from time to time (the “Plan”), hereby grants to the holder listed below (“Participant”), an award of restricted stock units (“Restricted Stock Units” or “RSUs”). Each vested RSU represents the right to receive, in accordance with the Restricted Stock Unit Award Agreement attached hereto as Exhibit A, including any additional terms and conditions set forth in any appendix for Participant’s country (the “Appendix” and together with the Restricted Stock Unit Award Agreement, the “Agreement”), one share of Class A Common Stock (“Share”). This award of RSUs is subject to all of the terms and conditions set forth herein and in the Agreement and the Plan, each of which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Restricted Stock Unit Award Grant Notice (the “Grant Notice”) and the Agreement.

Participant:	[_____________]
Grant Date:	[_____________]
Total Number of RSUs:	[_____________]
Vesting Commencement Date:	[_____________]
Vesting Schedule:	[_____________]
Termination of Service:	Except as otherwise provided by the Administrator, if Participant experiences a Termination of Service, all RSUs that have not become vested on or prior to the date of such Termination of Service will thereupon be automatically forfeited by Participant without payment of any consideration therefor.

Participant understands that the terms of this award of RSUs explicitly include the following (a “Sell to Cover”):

Except as otherwise determined by the Administrator, upon vesting of the RSUs and issuance of the resulting Shares, the Company, on Participant’s behalf, will instruct the Company’s transfer agent (together with any other party the Company determines necessary to execute the Sell to Cover, the “Agent”) to sell that number of Shares determined in accordance with Section 2.6 of the Agreement as may be necessary to satisfy any resulting withholding tax obligations on the Company, and the Agent will remit the cash proceeds of such sale to the Company. The Company shall then make a cash payment equal to the required tax withholding from the cash proceeds of such sale directly to the appropriate taxing authorities. Notwithstanding the foregoing, at any time the Administrator may determine to require Participant to satisfy withholding tax obligations using any other method(s) permitted by the Plan in lieu of, or as a supplement to, the Sell to Cover contemplated by this paragraph.

If the Company uses an electronic capitalization table system (such as Shareworks, Carta or Equity Edge) and the fields in this Grant Notice are blank or the information is otherwise provided in a different format electronically, the blank fields and other information will be deemed to come from the electronic capitalization system and is considered part of this Grant Notice. In addition, the Company’s signature below shall be deemed to have occurred by the Company’s input of the RSUs in such electronic capitalization table system and Participant’s signature below shall be deemed to have occurred by Participant’s online acceptance of the RSUs through such electronic capitalization table system.

By Participant’s acceptance of the RSUs through the online acceptance procedure established by the Company or by signature below, Participant agrees to be bound by the terms and conditions of the Plan, the Agreement and this Grant Notice. Participant has reviewed the Plan, the Agreement and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, the Agreement and this Grant Notice. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, the Agreement or this Grant Notice.

MNTN, INC.:	PARTICIPANT:

By:	By:
Print Name:	Print Name:
Title:
Address:	Address:

EXHIBIT A

TO RESTRICTED STOCK UNIT AWARD GRANT NOTICE

RESTRICTED STOCK UNIT AWARD AGREEMENT

Pursuant to the Restricted Stock Unit Award Grant Notice (the “Grant Notice”) to which this Restricted Stock Unit Award Agreement, including any additional terms and conditions set forth in any appendix for Participant’s country (the “Appendix” and together with this Restricted Stock Unit Award Agreement, this “Agreement”) is attached, MNTN, Inc., a Delaware corporation (the “Company”), has granted to Participant the number of restricted stock units (“Restricted Stock Units” or “RSUs”) set forth in the Grant Notice under the Company’s 2025 Incentive Award Plan, as may be amended from time to time (the “Plan”). Each RSU represents the right to receive one share of Class A Common Stock (a “Share”) upon vesting.

ARTICLE 1.

GENERAL

1.1               Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.

1.2               Incorporation of Terms of Plan. The RSUs are subject to the terms and conditions of the Plan, which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

ARTICLE 2.

GRANT OF RESTRICTED STOCK UNITS

2.1               Grant of RSUs. Pursuant to the Grant Notice and upon the terms and conditions set forth in the Plan and this Agreement, effective as of the Grant Date set forth in the Grant Notice, the Company hereby grants to Participant an award of RSUs under the Plan in consideration of Participant’s past and/or continued employment with or service to the Company or any Subsidiary and for other good and valuable consideration.

2.2               Unsecured Obligation to RSUs. Unless and until the RSUs have vested in the manner set forth in Article 2 hereof, Participant will have no right to receive Shares under any such RSUs. Prior to actual payment of any vested RSUs, such RSUs will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

2.3               Vesting Schedule. Subject to Section 2.4 hereof, the RSUs shall vest and become nonforfeitable with respect to the applicable portion thereof according to the vesting schedule set forth in the Grant Notice (rounding down to the nearest whole Share). Notwithstanding the foregoing and the Grant Notice, but subject to Section 2.4 hereof, in the event of a Change in Control, the RSUs shall be treated pursuant to Section 9 of the Plan.

2.4               Forfeiture, Termination and Cancellation upon Termination of Service. Notwithstanding any contrary provision of this Agreement or the Plan, except as otherwise provided by the Administrator, upon Participant’s Termination of Service for any or no reason, all RSUs which have not vested prior to or in connection with such Termination of Service shall thereupon automatically be forfeited, terminated and cancelled as of the Termination Date (as defined below) without payment of any consideration by the Company, and Participant, or Participant’s beneficiary or personal representative, as the case may be, shall have no further rights hereunder. No portion of the RSUs which has not become vested as of the Termination Date shall thereafter become vested, except as may otherwise be provided by the Administrator or as set forth in a written agreement between the Company and Participant. For the avoidance of doubt, employment or service during only a portion of the vesting period shall not entitle Participant to vest in a pro-rata portion of the RSUs.

For purposes of the RSUs, Participant’s Termination of Service is deemed to occur as of the date Participant is no longer actively providing services to the Company or any Subsidiary (regardless of the reason for the termination and whether or not later found to be invalid or in breach of Applicable Law in the jurisdiction where Participant is rendering services or the terms of Participant’s employment or other service agreement, if any) (the “Termination Date”), and unless otherwise determined by the Administrator, Participant’s right to vest in the RSUs, if any, will terminate as of the Termination Date and will not be extended by any notice period (e.g., Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under the Applicable Law of the jurisdiction where Participant is rendering services or the terms of Participant’s employment or other service agreement, if any). The Administrator shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of the RSUs (including whether Participant may still be considered to be providing services while on a leave of absence) and, hence, when the Termination Date occurs.

2.5               Issuance of Shares Following Vesting. As soon as administratively practicable following the vesting of any RSUs pursuant to Section 2.3 hereof, but in no event later than March 15 of the year after the year of vesting (for the avoidance of doubt, this deadline is intended to comply with the “short term deferral” exemption from Section 409A of the Code), the Company shall deliver to Participant (or any transferee permitted under 3.3 hereof) a number of Shares equal to the number of RSUs subject to this Award that vest on the applicable vesting date. Notwithstanding the foregoing, in the event Shares are not issued pursuant to Section 10.7 of the Plan, the Shares shall be issued pursuant to the preceding sentence as soon as administratively practicable after the Administrator determines that Shares can again be issued in accordance with such Section.

2.6               Responsibility for Taxes.

(a)                Participant acknowledges that, regardless of any action taken by the Company or, if different, the Subsidiary or other affiliate of the Company for which Participant renders services (the “Service Recipient”), the ultimate liability for all Tax-Related Items is and remains Participant’s responsibility and may exceed the amount (if any) actually withheld by the Company or the Service Recipient. Participant further acknowledges that the Company and/or the Service Recipient (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including, but not limited to, the grant, vesting or settlement of the RSUs, the subsequent sale of Shares acquired pursuant to the settlement of any RSUs and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant is subject to Tax-Related Items in more than one jurisdiction, Participant acknowledges that the Company and/or the Service Recipient (or former Service Recipient, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b)                As set forth in Section 10.5 of the Plan, the Company shall have the authority and the right to deduct or withhold, or to require Participant to remit to the Company, an amount sufficient to satisfy all applicable Tax-Related Items required by law to be withheld with respect to any taxable event arising in connection with the RSUs. Except as otherwise determined by the Administrator, such Tax-Related Items shall be satisfied by using a Sell to Cover pursuant to the Grant Notice. Notwithstanding the foregoing, at any time the Administrator may determine to require Participant to satisfy Tax-Related Items required to be withheld using any other method(s) permitted by the Plan in lieu of, or as a supplement to, the Sell to Cover contemplated herein. The Company shall not be obligated to deliver any Shares to Participant or Participant’s legal representative unless and until Participant or Participant’s legal representative shall have paid or otherwise satisfied in full the amount of all Tax-Related Items applicable to the taxable income of Participant resulting from the grant or vesting of the RSUs or the issuance of Shares. By accepting this award of RSUs, Participant has agreed to a Sell to Cover to satisfy any Tax-Related Items calculated at up to the maximum statutory tax rate, as determined by the Company, and Participant hereby acknowledges and agrees:

(i)                 Participant hereby appoints the Agent as Participant’s agent and authorizes the Agent to (1) sell on the open market at the then prevailing market price(s), on Participant’s behalf, as soon as practicable on or after the date the Shares are issued upon vesting of the RSUs, that number (rounded up to the next whole number) of the Shares so issued necessary to generate proceeds to cover (x) any Tax-Related Items incurred with respect to such vesting or issuance based on up to the maximum statutory tax rates, as determined by the Company, and (y) all applicable fees and commissions due to, or required to be collected by, the Agent with respect thereto and (2) in the Company’s discretion, apply any remaining funds to Participant’s federal tax withholding or remit such remaining funds to Participant.

(ii)               Participant hereby authorizes the Company and the Agent to cooperate and communicate with one another to determine the number of Shares that must be sold pursuant to subsection (i) above.

(iii)               Participant understands that the Agent may effect sales as provided in subsection (i) above in one or more sales and that the average price for executions resulting from bunched orders will be assigned to Participant’s account. In addition, Participant acknowledges that it may not be possible to sell Shares as provided in subsection (i) above due to (1) a legal or contractual restriction applicable to Participant or the Agent, (2) a market disruption or (3) rules governing order execution priority on the national exchange where the Shares may be traded. In the event of the Agent’s inability to sell Shares, Participant will continue to be responsible for the timely payment to the Company and/or its affiliates of all Tax-Related Items that are required by applicable laws and regulations to be withheld.

(iv)              Participant acknowledges that regardless of any other term or condition of this Section 2.6(b), the Agent will not be liable to Participant for (1) special, indirect, punitive, exemplary or consequential damages, or incidental losses or damages of any kind or (2) any failure to perform or for any delay in performance that results from a cause or circumstance that is beyond its reasonable control.

(v)                Participant hereby agrees to execute and deliver to the Agent any other agreements or documents as the Agent reasonably deems necessary or appropriate to carry out the purposes and intent of this Section 2.6(b). The Agent is a third-party beneficiary of this Section 2.6(b).

This Section 2.6(b) shall terminate not later than the date on which all tax withholding and obligations arising in connection with the vesting and issuance of the RSUs have been satisfied.

2.7               Conditions to Delivery of Shares. The Shares deliverable hereunder may be either previously authorized but unissued Shares, treasury Shares or issued Shares which have then been reacquired by the Company. Such Shares shall be fully paid and nonassessable. The Company shall not be required to issue Shares deliverable hereunder prior to fulfillment of the conditions set forth in Section 10.7 of the Plan.

2.8               Rights as Stockholder. The holder of the RSUs shall not be, nor have any of the rights or privileges of, a stockholder of the Company, including, without limitation, voting rights and rights to dividends, in respect of the RSUs and any Shares underlying the RSUs and deliverable hereunder unless and until such Shares shall have been issued by the Company and held of record by such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Article IX of the Plan.

ARTICLE 3.

OTHER PROVISIONS

3.1               Nature of Grant. By accepting the RSUs, Participant acknowledges, understands, and agrees that:

(a)                the Plan is established voluntarily by the Company, it is wholly discretionary in nature;

(b)                the grant of the RSUs is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of restricted stock units, or benefits in lieu of restricted stock units, even if restricted stock units have been granted in the past;

(c)                all decisions with respect to future RSU or other grants, if any, will be at the sole discretion of the Company;

(d)                Participant is voluntarily participating in the Plan;

(e)                the RSUs and any Shares acquired under the Plan, and the income from and value of same, are not intended to replace any pension rights or compensation;

(f)                 the RSUs and any Shares acquired under the Plan, and the income from and value of same, are not part of normal or expected compensation for any purposes, including for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, holiday pay, pension or retirement or welfare benefits or similar payments;

(g)                the future value of the Shares underlying the RSUs is unknown, indeterminable, and cannot be predicted with certainty;

(h)                no claim or entitlement to compensation or damages shall arise from forfeiture of the RSUs resulting from Participant’s Termination of Service (for any reason whatsoever, whether or not later found to be invalid or in breach of Applicable Law in the jurisdiction where Participant is providing service or the terms of Participant’s employment or other service agreement, if any);

(i)                  unless otherwise agreed with the Company, the RSUs and the Shares subject to the RSUs, and the income from and value of same, are not granted as consideration for, or in connection with, the service Participant may provide as a director of a Subsidiary or other affiliate of the Company;

(j)                  unless otherwise provided in the Plan or by the Company in its discretion, the RSUs and the benefits evidenced by this Agreement do not create any entitlement to have the RSUs or any such benefits transferred to, or assumed by, another company nor be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and

(k)                neither the Company, the Service Recipient nor any other Subsidiary or other affiliate of the Company shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the U.S. dollar that may affect the value of the RSUs or of any amounts due to Participant pursuant to the vesting of the RSUs or the subsequent sale of any Shares acquired upon settlement of the RSUs.

3.2               Administration. The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon Participant, the Company and all other interested persons. No member of the Committee or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the RSUs.

3.3               Transferability. The RSUs shall be subject to the restrictions on transferability set forth in Section 10.1 of the Plan.

3.4               No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making recommendations regarding participation in the Plan, or Participant’s acquisition or sale of the underlying Shares. Participant understands that Participant may incur tax consequences in connection with the RSUs granted pursuant to this Agreement (and the Shares issuable with respect thereto). Participant understands and agrees that Participant should consult with Participant’s own tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan.

3.5               Binding Agreement. Subject to the limitation on the transferability of the RSUs contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

3.6               Adjustments Upon Specified Events. The Administrator may accelerate the vesting of the RSUs in such circumstances as it, in its sole discretion, may determine. Participant acknowledges that the RSUs are subject to adjustment, modification and termination in certain events as provided in this Agreement and Article IX of the Plan.

3.7               Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to Participant shall be addressed to Participant at Participant’s last address reflected on the Company’s records. By a notice given pursuant to this Section 3.7, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service or comparable non-U.S. postal service.

3.8               Participant’s Representations. If the Shares issuable hereunder have not been registered under the Securities Act or any applicable state laws on an effective registration statement at the time of such issuance, Participant shall, if required by the Company, concurrently with such issuance, make such written representations as are deemed necessary or appropriate by the Company or its counsel.

3.9               Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

3.10             Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws. For purposes of any action, lawsuit or other proceedings brought to enforce this Agreement, relating to it, or arising from it, the parties hereby submit to and consent to the sole and exclusive jurisdiction of the courts of the State of Delaware, or the federal courts for the United States for the District of Delaware, and no other courts, where this grant is made and/or to be performed.

3.11             Conformity to Applicable Law. Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any other Applicable Law. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the RSUs are granted, only in such a manner as to conform to Applicable Law. To the extent permitted by Applicable Law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such Applicable Law.

3.12             Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board; provided, however, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the RSUs in any material way without the prior written consent of Participant, unless such action is necessary to ensure or facilitate compliance with Applicable Law, as determined by the Administrator.

3.13             Successors and Assigns. The Company may assign any of its rights and delegate any of its obligations under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in Section 3.3 hereof, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.

3.14             Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, then the Plan, the RSUs and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

3.15             Not a Contract of Service Relationship. Nothing in this Agreement or in the Plan shall confer upon Participant any right to commence or continue to serve as an Employee or other Service Provider or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise by Applicable Law or in a written agreement between the Company or a Subsidiary (as applicable) and Participant.

3.16             Entire Agreement. The Plan, the Grant Notice and this Agreement (including all Exhibits thereto, if any) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, provided that the RSUs shall be subject to any accelerated vesting provisions in any written agreement between Participant and the Company (or any Subsidiary that is the employer of Participant) or a Company plan pursuant to which Participant participates, in each case, in accordance with the terms therein.

3.17             Section 409A. This Award is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). However, notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Administrator determines that this Award (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate for this Award either to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.

3.18             Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant shall have only the rights of a general unsecured creditor of the Company and its Subsidiaries with respect to amounts credited and benefits payable, if any, with respect to the RSUs, and rights no greater than the right to receive the Shares as a general unsecured creditor with respect to RSUs, as and when payable hereunder.

3.19             Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the company or a third party designated by the Company.

3.20             Language. Participant acknowledges that Participant is sufficiently proficient in English, or has consulted with an advisor who is sufficiently proficient in English, so as to allow Participant to understand the terms and conditions of this Agreement. If Participant received this Agreement, or any other document related to the RSUs and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

3.21             Appendix. Notwithstanding any provisions in this Restricted Stock Unit Award Agreement, the RSUs shall be subject to any additional terms and conditions set forth in any Appendix to this Restricted Stock Unit Award Agreement for Participant’s country. Moreover, if Participant relocates to one of the countries included in the Appendix, the additional terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.

3.22             Insider Trading/Market Abuse Laws. Participant acknowledges that, depending on Participant’s country or broker’s country, or the country in which the Shares are listed, Participant may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, which may affect Participant’s ability to accept, acquire, sell or attempt to sell, or otherwise dispose of the Shares, rights to Shares (e.g., the RSUs) or rights linked to the value of Shares, during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws or regulations in applicable jurisdictions). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders Participant placed before possessing inside information. Furthermore, Participant may be prohibited from (i) disclosing insider information to any third party, including fellow employees (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them to otherwise buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Participant acknowledges that it is his or her responsibility to comply with any applicable restrictions, and Participant should speak to his or her personal advisor on this matter.

3.23             Foreign Asset/Account, Exchange Control and Tax Reporting. Participant acknowledges that Participant may be subject to foreign asset/account, exchange control and/or tax reporting requirements as a result of the acquisition, holding and/or transfer of Shares or cash (including dividends and the proceeds arising from the sale of Shares) derived from Participant’s participation in the Plan in, to and/or from a brokerage/bank account or legal entity located outside Participant’s country. Applicable Law may require that Participant report such accounts, assets, the balances therein, the value thereof and/or the transactions related thereto to the applicable authorities in such country. Participant also may be required to repatriate sale proceeds or other funds received as a result of Participant’s participation in the Plan to his or her country through a designated bank or broker within a certain time after receipt. Participant acknowledges that Participant is responsible for ensuring compliance with any applicable foreign asset/account, exchange control and tax reporting requirements and should consult Participant’s personal legal advisor on this matter.

* * * * *

APPENDIX

TO
MNTN, INC.
2025 INCENTIVE AWARD PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Grant Notice, the Restricted Stock Unit Award Agreement (the “Award Agreement”) and the Plan.

Terms and Conditions

This Appendix includes additional terms and conditions that govern the RSUs if Participant resides and/or works in one of the countries listed below.

If Participant is a citizen or resident (or is considered as such for local law purposes) of a country other than the country in which Participant is currently residing and/or working, or if Participant transfers to another country after the Grant Date, the Administrator shall, in its discretion, determine to what extent the terms and conditions contained herein shall be applicable to Participant.

[Add any global and/or country specific provisions]

Appendix-1